Exhibit 99.1

Contacts:
International Stem Cell Corporation
Kenneth C. Aldrich, Chairman
kaldrich@intlstemcell.com
Jeff Krstich, CEO
jkrstich@intlstemcell.com
760-940-6383

Investor Relations:
Capital Group Communications, Inc.
Abigail Bruce/George Carpenter
abigail@capitalgc.com
george@capitalgc.com
415-332-7200 Office
415-332-7201 Fax

Media Relations:
The Orbach Company, Inc.
Nevena Orbach
818-904-0500
nevena@orbachco.com

BTHC III, INC., (BTHC.OB) CHANGES ITS NAME AND STOCK
SYMBOL TO INTERNATIONAL STEM CELL CORPORATION
(ISCO.OB)

Oceanside, California, January 29, 2007 – BTHC III, Inc (BTHC.OB) has changed its name and stock symbol to International Stem Cell Corporation (OTCBB: ISCO.OB). The announcement was made today by Kenneth Aldrich, Chairman of the Board of International Stem Cell Corporation.

The name and stock symbol change became effective and the shares commenced trading under its new name and stock symbol “ISCO.OB” with NASDAQ’s Over-The-Counter Bulletin Board at market open on January 29, 2007.

ABOUT INTERNATIONAL STEM CELL CORPORATION:

International Stem Cell is a biotechnology company currently focused on developing therapeutic and research products. In the area of therapeutic product development, ISCO’s objective is to create an unlimited source of human cells for use in the treatment of several diseases, including diabetes, liver disease and retinal disease through cell transplant therapy. In furtherance of this objective, ISCO is currently developing human stem cells, techniques to cause those stem cells to be “differentiated” into the specific cell types required for transplant, and manufacturing protocols to produce the cells without contamination with animal by-products, a characteristic likely to be important in meeting U.S. Food and Drug Administration requirements. ISCO also provides the specialized cells and growth media needed for therapeutic cell transplantation research to academic and commercial researchers in related fields. For more information, visit the ISCO website at: www.intlstemcell.com.

FORWARD LOOKING STATEMENT

This news release contains forward-looking statements relating to the business of ISCO and its subsidiary. Investors are cautioned that such forward-looking statements regarding ISCO, its technology, clinical development and potential applications, constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. International Stem Cell Corporation disclaims any intent or obligation to update these forward-looking statements.